Exhibit 99.1

Montage Technology Reports Third Quarter 2014 Financial Results

Revenue Increases 13.8% Sequentially and 53.1% over Prior Year Quarter

SHANGHAI, China – November 13, 2014 – Montage Technology Group Limited (Nasdaq: MONT) (“Montage Technology” or “Montage” or the “Company”), a global fabless provider of analog and mixed-signal semiconductor solutions addressing the home entertainment and cloud computing markets, today announced financial results for the third quarter ended September 30, 2014.

Third Quarter 2014 Highlights:

•	Attained revenue of $46.0 million, an increase of 13.8 percent sequentially and 53.1 percent year-over-year;

•	Increased memory interface product revenue by 52.2 percent over the prior quarter;

•	Reported gross margin of 57.9 percent and operating margin of 20.9 percent;

•	Achieved net income per diluted share of $0.33, and non-GAAP net income (which excludes non-cash expense items) per diluted share of $0.40; and

•	Generated $5.8 million of cash from operations after excluding $20.4 million funding of the escrow account for the second half of the termination fee associated with Merger Agreement with Shanghai Pudong Science and Technology Investment (“PDSTI”).

Third Quarter 2014 Results

Commenting on the results, Howard Yang, Montage Technology’s chairman and chief executive officer stated, “We are pleased to report our fourth consecutive quarter of revenue results exceeding our guidance. Memory revenue increased 52 percent sequentially as DDR4 volumes ramped at key customers for both our LRDIMM and RDIMM solutions, which now represent over 30% of total revenue. To further extend our leadership position in this market, we also recently announced sampling of the world’s first JEDEC compliant second generation DDR4 Registering Clock Driver chip.”

Stephen Tai, Montage Technology’s president added, “Revenue for our set-top box solutions was flat sequentially following a very strong second quarter, and up 17 percent over the prior year quarter reflecting to our increased share of the standard definition SoC market. We also continued to gain traction for our high definition solutions during the quarter as we further position Montage for growth across the satellite, cable and terrestrial markets.

“Finally, we were also pleased that, following an extensive review conducted by the Company’s audit committee with the assistance of outside advisors, the audit committee and the Company have concluded that no changes are required to the Company’s previously reported unaudited financial results. In addition, we also remain focused on moving forward with the previously announced transaction with PDSTI, which we currently anticipate to close in the near term, subject to the satisfaction or waiver of applicable closing conditions.”

Revenue for the third quarter 2014 was $46.0 million, an increase of 13.8 percent compared to $40.4 million in the prior quarter, and an increase of 53.1 percent compared to $30.1 million in the third quarter 2013. Revenue consisted of $31.9 million from set-top box products, or 69.3 percent of revenue, and $14.1 million from memory interface products, or 30.7 percent of revenue.

Gross profit for the third quarter 2014 was $26.7 million, or 57.9 percent of revenue, compared to $23.6 million, or 58.3 percent of revenue in the prior quarter, and $19.1 million, or 63.7 percent in the third quarter 2013. Operating expenses for the third quarter 2014 were $17.1 million, compared to $16.5 million in the prior quarter and $10.5 million in the third quarter 2013. Operating expenses in the third quarter included $2.6 million in expenses related to the independent review, litigation and acquisition-related activities.

Income from operations was $9.6 million, or 20.9 percent of revenue, compared to $7.0 million, or 17.4 percent of revenue in the prior quarter, and $8.6 million, or 28.8 percent of revenue, in the third quarter 2013. Non-GAAP income from operations, which excludes stock based compensation and amortization, was $11.7 million, or 25.4 percent of revenue. Excluding the audit committee’s independent review, litigation and acquisition expenses, adjusted non-GAAP operating income would have been $14.3 million, or 31.1 percent of revenue.

Third quarter 2014 net income was $10.2 million, or $0.33 per diluted share, compared to second quarter 2014 net income of $7.1 million, or $0.24 per diluted share, and third quarter 2013 net income of $8.0 million, or $0.31 per diluted share.

Non-GAAP net income for the third quarter 2014 was $12.3 million, or $0.40 per diluted share, which excluded $2.1 million of pre-tax stock-based compensation expenses. This compares to non-GAAP net income of $9.0 million, or $0.30 per diluted share, for the second quarter 2014 and $9.5 million, or $0.38 per diluted share, for the third quarter 2013. Adjusted non-GAAP net income in the third quarter of 2014 was $14.9 million, or $0.49 per diluted share, after excluding expenses relating to the independent review, litigation and acquisition expenses of $2.6 million.

Cash, cash equivalents and short-term investments totaled approximately $108.3 million as of September 30, 2014, compared to approximately $123.3 million as of June 30, 2014. The Company generated $5.8 million in cash flow from operations, after excluding $20.4 million funding of the escrow account for second half of the termination fee associated with Merger Agreement with PDSTI, compared to $10.0 million in cash flow from operations in the prior quarter after excluding funding of the escrow account for the first half of the termination fee with PDSTI.

Business Outlook

For the fourth quarter of 2014, the Company expects revenue to be in the range of $47 million to $51 million and gross margin to be in the range of 56 percent to 59 percent.

Cancellation of Conference Call

In light of the anticipated closing of the transaction with PDSTI, Montage Technology has cancelled the conference call scheduled for Friday, November 14, 2014 at 8:00 a.m. Eastern Time (9:00 p.m. in Shanghai, China) to discuss its third quarter 2014 financial results.

About Montage Technology

Montage Technology is a global fabless provider of analog and mixed-signal semiconductor solutions currently addressing the home entertainment and cloud computing markets. In the home entertainment market, Montage’s technology platform enables the company to design highly integrated end-to-end solutions with customized software for set-top boxes. These solutions optimize signal processing performance under demanding operating conditions typically found in emerging market environments. In the cloud computing market, Montage offers high performance, low power memory interface solutions that enable memory intensive server applications. Its technology platform approach allows Montage to provide integrated solutions that meet the expanding needs of customers through continuous innovation, efficient design and rapid product development. For more information regarding Montage please visit the company’s website at www.montage-tech.com.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, including our revenue and gross margin estimates for the third quarter of 2014, and expected market opportunities, market demand and share growth and acceleration and customer adoption, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to sustain recent revenue growth rates; our ability to address the evolving nature of the market for semiconductor solutions; our ability to develop and maintain relationships with industry and technology leaders, including the largest OEMs; our ability to manage our future growth; Montage’s ability to continue to gain market share with its existing products as well as newly released products in both the set-top box and memory interface markets; the risk that the transaction will impair our ability to maintain third party relationships following the announcement of the transaction; the risk that the parties may not be able to satisfy the conditions, including any required regulatory approvals, to closing the acquisition by PDSTI in the time frame expected by the parties or at all; additional expenses resulting from the audit committee’s independent review, expense from current or future legal or regulatory proceedings, and the Company’s ability to regain compliance with Nasdaq requirements by filing its Form 10-K for 2013 and Form 10-Q for the three months ended March 31, 2014 and for the three months ending June 30, 2014 or other required filings. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our final prospectus filed with the SEC on January 31, 2014, which is available on our Investor Relations website at www.montage-tech.com and on the SEC website at www.sec.gov. In addition, please note that any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events except if required by law.

Company Contact:

Montage Technology

Mark Voll, CFO

P: 408-982-2780 or 86-21-6128-5678 x8618

E: ir@montage-tech.com

Investor Relations Contact:

Shelton Group

Leanne Sievers, EVP

P: 949-224-3874

E: lsievers@sheltongroup.com

Matt Kreps, Managing Director

P: 214-272-0073

E: mkreps@sheltongroup.com

MONTAGE TECHNOLOGY GROUP, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollar in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$46,004	$30,056	$122,033	$75,448
Cost of revenue	19,346	10,907	49,068	27,496

Gross profit	26,658	19,149	72,965	47,952

Operating expenses
Research and development	9,640	6,623	23,462	19,096
Sales, general and administrative	7,414	3,880	24,876	10,681

Total operating expenses	17,054	10,503	48,338	29,777

Income from operations	9,604	8,646	24,627	18,175
Interest income/Other income (expense), net	754	132	1,954	347

Income before income tax expenses	10,358	8,778	26,581	18,522
Provision for income tax	149	737	1,460	1,709

Net income	$10,209	$8,041	$25,121	$16,813

Net income per share
Basic	$0.36	$0.34	$0.90	$0.68

Diluted	$0.33	$0.31	$0.84	$0.62

Weighted-average shares used in computing net income per share:
Basic	27,206	4,658	27,059	4,618

Diluted	30,493	6,527	29,893	6,557

- more -

MONTAGE TECHNOLOGY GROUP, LTD.

RECONCILIATION OF GAAP NET INCOME/(LOSS)

TO NON-GAAP NET INCOME

(Dollar in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP net income	$10,209	$8,041	$25,121	$16,813
Share-based compensation expense:
Cost of revenue	112	34	217	62
Research and development	885	546	2,223	1,124
Sales, general and administrative	1,085	588	2,936	1,276

Total share-based compensation expense	2,082	1,168	5,376	2,462

Amortization of assembled workforce	—	317	211	950
Non-GAAP net income	$12,291	$9,526	$30,708	$20,225

GAAP basic earnings per share	$0.36	$0.34	$0.90	$0.68
Effect of non-GAAP adjustments to GAAP net income on basic earnings per share	0.08	0.07	0.21	0.16

Non-GAAP basic earnings per share	$0.44	$0.41	$1.11	$0.84

GAAP diluted earnings per share	$0.33	$0.31	$0.84	$0.62
Effect of non-GAAP adjustments to GAAP net income on diluted earnings per share	0.07	0.07	0.19	0.15

Non-GAAP diluted earnings per share	$0.40	$0.38	$1.03	$0.77

Weighted-average shares used in computing net income per share:
Basic	27,206	4,658	27,059	4,618

Diluted	30,493	6,527	29,893	6,557

In addition to disclosing financial results calculated in accordance with U. S. generally accepted accounting principles (GAAP), the operating results presented contain non-GAAP financial measures that exclude the income statement effects of share-based compensation expense and amortization of acquired intangible assets of assembled workforce in Taiwan.

Management believes it is useful to provide these non-GAAP financial measures and a reconciliation to comparable GAAP financial measures as we believe non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow Montage, all of whom present non-GAAP projections in their published reports. As such, non-GAAP measures provided by Montage facilitate a more direct comparison of its performance with the financial projections published by the analysts. The items reconciling GAAP financial measures to non-GAAP financial measures and additional comments and the usefulness of each item are set forth below:

(1)	Share-based compensation is excluded by management when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance. Management believes that utilizing non-GAAP financial measures that exclude this non-cash item is useful in providing an alternate measure that excludes the variability caused by different methodologies and subjective assumptions used in the valuation of equity awards across different companies.

(2)	Amortization of acquired research and development workforce is excluded from internal analysis of Montage’s operations and management does not view this non-cash expense as reflective of the business’ current performance. Management believes that utilizing non-GAAP financial measures that exclude this non-cash item is useful in providing an alternate measure that excludes the variability caused by such item.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to Non-GAAP financial information provided by other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

- more -

MONTAGE TECHNOLOGY GROUP, LTD.

RECONCILIATION OF GAAP NET INCOME/(LOSS)

TO AS ADJUSTED NON-GAAP NET INCOME

(Dollar in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP net income	$10,209	$8,041	$25,121	$16,813
Share-based compensation expense:
Cost of revenue	112	34	217	62
Research and development	885	546	2,223	1,124
Sales, general and administrative	1,085	588	2,936	1,276

Total	2,082	1,168	5,376	2,462

Amortization of assembled workforce	—	317	211	950
Independent review, litigation, follow-on offering and acquisition expenses:
Cost of revenue	—	—	—	—
Research and development	—	—	—	—
Sales, general and administrative	2,641	—	10,217	—

Total	2,641	—	10,217	—

As adjusted Non-GAAP net income	$14,932	$9,526	$40,925	$20,225

GAAP basic earnings per share	$0.36	$0.34	$0.90	$0.68
Effect of as adjusted non-GAAP adjustments to GAAP net income on basic earnings per share	0.17	0.07	0.58	0.16

As adjusted Non-GAAP basic earnings per share	$0.53	$0.41	$1.48	$0.84

GAAP diluted earnings per share	$0.33	$0.31	$0.84	$0.62
Effect of as adjusted non-GAAP adjustments to GAAP net income on diluted earnings per share	0.16	0.07	0.53	0.15

As adjusted Non-GAAP diluted earnings per share	$0.49	$0.38	$1.37	$0.77

Weighted-average shares used in computing net income per share:
Basic	27,206	4,658	27,059	4,618

Diluted	30,493	6,527	29,893	6,557

In addition to disclosing financial results calculated in accordance with U. S. generally accepted accounting principles (GAAP), the operating results presented contain non-GAAP financial measures that exclude the income statement effects of share-based compensation expense and amortization of acquired intangible assets of assembled workforce in Taiwan.

Management believes it is useful to provide these non-GAAP financial measures and a reconciliation to comparable GAAP financial measures as we believe non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow Montage, all of whom present non-GAAP projections in their published reports. As such, non-GAAP measures provided by Montage facilitate a more direct comparison of its performance with the financial projections published by the analysts. The items reconciling GAAP financial measures to non-GAAP financial measures and additional comments and the usefulness of each item are set forth below:

(1)	Share-based compensation is excluded by management when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance. Management believes that utilizing non-GAAP financial measures that exclude this non-cash item is useful in providing an alternate measure that excludes the variability caused by different methodologies and subjective assumptions used in the valuation of equity awards across different companies.

(2)	Amortization of acquired research and development workforce is excluded from internal analysis of Montage’s operations and management does not view this non-cash expense as reflective of the business’ current performance. Management believes that utilizing non-GAAP financial measures that exclude this non-cash item is useful in providing an alternate measure that excludes the variability caused by such item.

(3)	One time expenses, such as the audit committee’s independent review, litigation, follow-on offering and acquisition expenses are excluded by management when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to Non-GAAP financial information provided by other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

- more -

MONTAGE TECHNOLOGY GROUP, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollar in thousands)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$19,871	$82,774
Short-term investments	88,445	24,901
Accounts receivable, net	17,220	12,053
Inventories	27,609	13,404
Prepaid expenses and other current assets	43,133	2,631
Deferred tax assets	615	620

Total current assets	196,893	136,383

Property and equipment, net	2,002	2,330
Acquired intangible assets, net	569	715
Deferred tax assets	403	405

Total assets	$199,867	$139,833

Liabilities and shareholders’ equity:
Current liabilities:
Accounts payable	$16,759	$8,116
Accrued liabilities	14,945	13,202
Deferred margin, net	1,768	1,818
Income tax payable	1,124	1,523

Total current liabilities	34,596	24,659

Long-term liabilities	4,599	4,622

Total liabilities	$39,195	$29,281

Shareholders’ equity:
Ordinary shares	340	327
Additional paid-in capital	131,048	105,798
Accumulated comprehensive income	2,118	2,382
Statutory reserves	745	745
Retained Earnings	26,421	1,300

Total shareholders’ equity	160,672	110,552

Total liabilities and shareholders’ equity	$199,867	$139,833